Exhibit 99.1

FOR IMMEDIATE RELEASE
ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:	John H. Watt, Jr., President and CEO
Michael J. Chewens, CFO
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815
607-337-6119

NBT BANCORP INC. ANNOUNCES NET INCOME OF $82.2 MILLION AND DILUTED EARNINGS PER SHARE OF $1.87; DECLARES CASH DIVIDEND

EXCLUDING THE ESTIMATED IMPACT OF TAX REFORM, NET INCOME UP 10.4% FROM 2016 TO $86.6 MILLION AND DILUTED EARNINGS PER SHARE OF $1.97

NORWICH, NY (January 22, 2018) – NBT Bancorp Inc. (“NBT” or the “Company”) (NASDAQ: NBTB) reported net income and diluted earnings per share for the year ended December 31, 2017.

Net income for the year ended December 31, 2017 was $82.2 million, up from $78.4 million for the prior year. Diluted earnings per share for the year ended December 31, 2017 was $1.87, up from $1.80 for the prior year. Net income excluding the $4.4 million estimated one-time, non-cash charge recorded in the provision for income taxes related to the enactment of the Tax Cuts and Jobs Act (“Tax Reform”) was up 10.4% from 2016 to $86.6 million or $1.97 diluted earnings per share. The estimate may be refined in future periods as further information becomes available.

Net income for the three months ended December 31, 2017 was $17.6 million, as compared to $22.9 million for the prior quarter and $19.6 million for the same period last year. Diluted earnings per share for the three months ended December 31, 2017 was $0.40, as compared with $0.52 for the prior quarter and $0.45 for the fourth quarter of 2016. Net income excluding the $4.4 million one-time, non-cash charge recorded in the provision for income taxes related to the enactment of Tax Reform was up 12.4% from the prior year fourth quarter to $22.0 million or $0.50 diluted earnings per share.

The Company will realize a reduction in tax expense beginning in 2018 due to Tax Reform decreasing the federal rate for corporations from 35% to 21%. As a result, the Company is raising the starting hourly pay rate of $11 to $15 per hour and employees earning $50,000 or less will receive a permanent minimum increase of 5%. This will positively impact over 61% of the Company’s workforce. Moreover, in 2018 the Company will be increasing both its investment in infrastructure to enhance customer-facing technology and contributions to nonprofit organizations in its footprint.

Highlights:

•	Net income up 4.8% from the prior year, up 10.4% excluding the impact of Tax Reform

•	Year to date loan growth of 6.2%

•	Average demand deposits up 8.4% for the year

•	Net interest margin expands 4 basis points to 3.47%

“We delivered strong results in 2017, including record net income for the fifth straight year and a new annual EPS record,” said NBT President and CEO John H. Watt, Jr. “Our talented team of professionals has driven our success and their efforts have been supported by an improving domestic economy and higher consumer confidence. Tax reform has created an important opportunity for NBT to invest in our employees, the customer experience and our communities,” continued Watt. “Allocating resources to permanent wage increases, customer-facing technology and contributions to the organizations that serve our communities is in alignment with the intent of the tax reform act and, most important, it allows us to invest in enhancing our business, ultimately increasing the return to our shareholders.”

Net interest income was $283.5 million for the year ended December 31, 2017, up $19.1 million, or 7.2%, from 2016. Fully taxable equivalent (“FTE”) net interest margin was 3.47% for the year ended December 31, 2017 up from 3.43% for the year ended December 31, 2016. Average interest earning assets were up $457.9 million, or 5.9%, for the year ended December 31, 2017, as compared to the same period in 2016, driven by a $323.9 million increase in loans and a $132.8 million increase in securities. Interest income increased $22.5 million, or 7.8% due to the increase in earning assets combined with a 7 basis point (“bp”) improvement in asset yields. Interest expense was up $3.4 million, or 15.1%, for the year ended December 31, 2017 as compared to the same period in 2016 and resulted primarily from a $263.1 million increase in the average balance of interest bearing liabilities and a 4 bp increase in rates driven by changes in mix and higher borrowing costs.

Net interest income was $73.5 million for the fourth quarter of 2017, up $1.5 million, or 2.1%, from the previous quarter. FTE net interest margin was 3.52% for the three months ended December 31, 2017 up from 3.47% for the previous quarter. The yield on average earning assets increased 4 bps from the prior quarter to 3.84% while the cost of interest bearing liabilities remained relatively consistent at 0.46% for the quarter ended December 31, 2017. Average interest earning assets were up $42.4 million, or 0.5%, as compared to the prior quarter, primarily driven by a $128.2 million increase in loans and a $77.0 million decrease in securities.

Net interest income was $73.5 million for the fourth quarter of 2017, up $6.0 million, or 8.9%, from the fourth quarter of 2016. FTE net interest margin of 3.52% was up 11 bps from the fourth quarter of 2016 as the improvement in asset yields was partially offset by the increase in cost of interest bearing liabilities. Average interest earning assets were up $402.7 million, or 5.0%, from the same period in 2016, primarily driven by a $372.5 million increase in loans and a $33.7 million increase in securities.

Noninterest income for the year ended December 31, 2017 was $121.3 million, up $5.6 million, or 4.8%, from the same period of 2016. The increase in noninterest income from the prior year was driven by higher retirement plan administration fees, net securities gains (losses), ATM and debit card fees and trust revenues that were partially offset by lower other noninterest income and insurance and other financial services revenue during 2017 as compared to 2016. Retirement plan administration fees increased in 2017 as compared to the prior year due primarily to acquisitions completed in 2016 and the acquisition of Downeast Pension Services (“DPS”) in the second quarter of 2017. Net securities gains (losses) increased due to a gain recognized on the sale of securities in 2017 as compared to a net loss in 2016. ATM and debit card fees increased from the prior year due to a higher number of accounts and increased usage in 2017 as compared to 2016. Trust revenue increased from the prior year due to market returns and account growth. Other noninterest income decreased from 2016 to 2017 due to lower swap fee income and a net decrease in non-recurring items of $1.4 million. Insurance and other financial services revenue decreased from the prior year primarily due to the divestiture of a book of business in the third quarter of 2016.

Noninterest income for the three months ended December 31, 2017 was $31.5 million, up $0.7 million, or 2.3%, from the prior quarter and up $3.4 million, or 12.0%, from the fourth quarter of 2016. The increase from the prior quarter was driven by higher net securities gains (losses) offset by lower other noninterest income. Other noninterest income decreased due to $0.7 million in lower swap fees and a miscellaneous recovery of $0.2 million. The increase in noninterest income from the fourth quarter of 2016 was driven by higher net securities gains (losses), retirement plan administration, ATM and debit card fees and trust revenue that were offset by lower other financial services revenue during the fourth quarter of 2017. Other noninterest income decreased from the same period of 2016 due to $0.2 million reduction in swap fees and a $0.5 million equity investment dividend received in 2016 that did not occur in 2017.

Noninterest expense for the year ended December 31, 2017 was $245.6 million, up $9.7 million, or 4.1%, from the same period of 2016 due to higher salaries and employee benefits, loan collection and other real estate owned (“OREO”) expense and other noninterest expense. Other noninterest expense increased $3.9 million due to the write-down of an intangible asset no longer in use due to a change in business strategy combined with a favorable settlement of an accrual in 2016. Salaries and employee benefits increased from the prior year due to the acquisition of DPS in the second quarter of 2017 and higher medical costs. Loan collection and OREO expense increased from the prior year due primarily to commercial property write-downs.

Noninterest expense for the three months ended December 31, 2017 was $63.4 million, up $2.8 million, or 4.7%, from the prior quarter and up $5.8 million, or 10.1%, from the fourth quarter of 2016. The increase from the prior quarter was driven by higher other noninterest expense, professional fees and advertising expenses that were offset by a decrease in loan collection and OREO expenses. The increase from the fourth quarter of 2016 was driven by increases in other noninterest and salaries and employee benefits expenses. Salaries and employee benefits expense increased from the fourth quarter of 2016 due to the acquisition of DPS in the second quarter of 2017. Other noninterest expense increased from the prior quarter due to the write-down of intangible assets no longer in use. Other noninterest expense increased from the prior year quarter due to the previously mentioned intangible asset write-down combined with the favorable settlement of an accrual in the fourth quarter of 2016.

Income tax expense for the year ended December 31, 2017 was $46.0 million, up $5.6 million, or 13.9%, from $40.4 million, for the same period of 2016. The effective tax rate of 35.9% for 2017 was up from 34.0% for 2016. The increase from the prior year was primarily due to a higher level of taxable income in 2017 combined with the $4.4 million estimated non-cash charge related to the enactment of Tax Reform resulting in the re-measurement of the Company’s deferred tax assets and liabilities arising from the lower federal tax rate. The estimate may change, possibly materially, due to further analysis, guidance and changes in interpretations. Offsetting this charge was a $1.8 million income tax benefit related to the adoption of new accounting guidance in 2017. Excluding the Tax Reform charge and the tax benefit of the new accounting guidance, the effective tax rate was 33.8% for 2017.

Income tax expense for the three months ended December 31, 2017 was $15.7 million, up $4.3 million, or 38.3%, from the prior quarter and up $5.6 million, or 55.3%, from the fourth quarter of 2016. The effective tax rate of 47.1% for the fourth quarter of 2017 was up from 33.1% for the third quarter of 2017 and up from 34.0% for the fourth quarter of 2016. The increase in income tax expense from the prior quarter was due to the impact of Tax Reform. The increase in income tax expense from the same quarter of the prior year was due to a higher level of taxable income and the previously mentioned Tax Reform charge. Excluding the Tax Reform charge and the tax benefit of the new accounting guidance, the effective tax rate was 33.7% and 34.1% for the third and fourth quarters of 2017, respectively.

In the first quarter of 2017, NBT adopted new accounting guidance for equity-based transactions requiring that all excess tax benefits and tax deficiencies associated with equity-based compensation be recognized as an income tax benefit or expense in the income statement. Previously, tax effects resulting from changes in NBT’s share price subsequent to the grant date were recorded through stockholders’ equity at the time of vesting or exercise. The adoption of the accounting guidance resulted in income tax benefits of $1.4 million, $0.1 million, $0.2 million and $0.1 million, in the first, second, third and fourth quarters of 2017, respectively. The year-to-date impact to diluted earnings per share was $0.04.

Asset Quality

Net charge-offs were $26.7 million for the year ended December 31, 2017, as compared to $23.2 million for the same period of 2016. Provision expense was $31.0 million for the year ended December 31, 2017, as compared with $25.4 million for same period of 2016. Provision expense increased as compared to the year ended December 31, 2016 due to loan growth and higher net charge-offs driven by higher charge-offs in the consumer ($2.4 million) and residential ($0.6 million) portfolios. Annualized net charge-offs to average loans for the year ended December 31, 2017 was 0.42% compared with 0.39% for the same period of 2016.

Net charge-offs were $7.0 million for the three months ended December 31, 2017, as compared to $6.1 million for the prior quarter and $8.6 million for the fourth quarter of 2016. Provision expense was $8.2 million for the three months ended December 31, 2017, as compared with $7.9 million for the prior quarter and $8.2 million for the fourth quarter of 2016. Annualized net charge-offs to average loans for the fourth quarter of 2017 was 0.43%, up from 0.38% for the prior quarter of 2017 and down from 0.56% for the fourth quarter of 2016.

Nonperforming loans to total loans was 0.47% at December 31, 2017, up 5 bps from 0.42% for the prior quarter and down 18 bps from 0.65% at December 31, 2016. Past due loans as a percentage of total loans were 0.63% at December 31, 2017, which equaled the prior quarter and were comparable to 0.64% at December 31, 2016.

The allowance for loan losses totaled $69.5 million at December 31, 2017, compared to $68.4 million at September 30, 2017 and $65.2 million at December 31, 2016. The allowance for loan losses as a percentage of loans was 1.06% (1.12% excluding acquired loans) at December 31, 2017, compared to 1.06% (1.13% excluding acquired loans) at September 30, 2017 and 1.05% (1.13% excluding acquired loans) at December 31, 2016.

Balance Sheet

Total assets were $9.1 billion at December 31, 2017, up $269.5 million, or 3.0%, from December 31, 2016. Loans were $6.6 billion at December 31, 2017, up $386.7 million, or 6.2%, from December 31, 2016. Total deposits were $7.2 billion at December 31, 2017, up $196.9 million, or 2.8%, from December 31, 2016. Stockholders’ equity was $958.2 million, representing a total equity-to-total assets ratio of 10.49% at December 31, 2017, compared with $913.3 million or a total equity-to-total assets ratio of 10.30% at December 31, 2016.

Stock Repurchase Program

The Company did not purchase shares of its common stock during the three or twelve months ended December 31, 2017. As of December 31, there were 1,000,000 shares available for repurchase under a plan authorized on October 23, 2017, which expires on December 31, 2019.

Dividend

The NBT Board of Directors approved a 2018 first-quarter cash dividend of $0.23 per share at a meeting held today. The dividend will be paid on March 15, 2018 to shareholders of record as of March 1, 2018.

Corporate Overview

NBT Bancorp Inc. is a financial holding company headquartered in Norwich, N.Y., with total assets of $9.1 billion at December 31, 2017. The Company primarily operates through NBT Bank, N.A., a full-service community bank and through two financial services companies. NBT Bank, N.A. has 152 banking locations in New York, Pennsylvania, Vermont, Massachusetts, New Hampshire and Maine. EPIC Advisors, Inc., based in Rochester, N.Y., is a full-service 401(k) plan recordkeeping firm. NBT-Mang Insurance Agency, based in Norwich, N.Y., is a full-service insurance agency. More information about NBT and its divisions is available online at: www.nbtbancorp.com, www.nbtbank.com, www.epic1st.com and www.nbtmang.com.

Forward-Looking Statements

This news release contains forward-looking statements. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of NBT and its subsidiaries and on the information available to management at the time that these statements were made. There are a number of factors, many of which are beyond NBT’s control, which could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) revenues may be lower than expected; (3) changes in the interest rate environment may reduce interest margins; (4) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit; (5) legislative or regulatory changes, including changes in accounting standards and tax laws, may adversely affect the businesses in which NBT is engaged; (6) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than NBT; and (7) adverse changes may occur in the securities markets or with respect to inflation. Forward-looking statements speak only as of the date they are made. Except as required by law, NBT does not update forward-looking statements to reflect subsequent circumstances or events.

Non-GAAP Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures adjust GAAP measures to exclude the effects of acquisition related intangible amortization expense on earnings and equity as well as providing a FTE yield on securities and loans. Where non-GAAP disclosures are used in this press release, the comparable GAAP measure, as well as a reconciliation to the comparable GAAP measure, is provided in the accompanying tables. Management believes that these non-GAAP measures provided useful information that is important to an understanding of the results of NBT’s core business as well as provide information standard in the financial institution industry. Non-GAAP measures should not be considered a substitute for financial measures determined in accordance with GAAP and investors should consider NBT’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of NBT.

NBT Bancorp Inc. and Subsidiaries
SELECTED FINANCIAL DATA
(unaudited, dollars in thousands except per share data)

	2017				2016
Profitability:	4th Q	3rd Q	2nd Q	1st Q	4th Q
Diluted Earnings Per Share	$0.40	$0.52	$0.49	$0.46	$0.45
Weighted Average Diluted Common Shares Outstanding	43,957,571	43,914,536	43,901,207	43,883,471	43,703,122
Return on Average Assets (1)	0.77%	1.00%	0.95%	0.92%	0.89%
Return on Average Equity (1)	7.27%	9.55%	9.11%	8.94%	8.54%
Return on Average Tangible Common Equity (1)(3)	10.65%	13.99%	13.46%	13.24%	12.68%
Net Interest Margin (1)(2)	3.52%	3.47%	3.44%	3.46%	3.41%

	12 Months ended December 31,
Profitability:	2017	2016
Diluted Earnings Per Share	$1.87	$1.80
Weighted Average Diluted Common Shares Outstanding	43,904,520	43,621,848
Return on Average Assets	0.91%	0.92%
Return on Average Equity	8.71%	8.74%
Return on Average Tangible Common Equity (4)	12.82%	13.13%
Net Interest Margin (2)	3.47%	3.43%

(1)	Annualized.
(2)	Calculated on a FTE basis.
(3)	Non-GAAP measure - excludes amortization of intangible assets (net of tax) from net income and average tangible common equity is calculated as follows:

	2017				2016
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Net Income	$17,637	$22,876	$21,359	$20,279	$19,608
Amortization of intangible assets (net of tax)	594	613	642	597	582
Net income, excluding intangibles amortization	$18,231	$23,489	$22,001	$20,876	$20,190

Average stockholders' equity	$962,660	$950,557	$940,897	$920,047	$913,849
Less: average goodwill and other intangibles	283,554	284,536	285,388	280,774	280,275
Average tangible common equity	$679,106	$666,021	$655,509	$639,273	$633,574

(4)	Non-GAAP measure - excludes amortization of intangible assets (net of tax) from net income and average tangible common equity is calculated as follows:

	12 Months ended December 31,
	2017	2016
Net Income	$82,151	$78,409
Amortization of intangible assets (net of tax)	2,446	2,400
Net income, excluding intangibles amortization	$84,597	$80,809

Average stockholders' equity	$943,676	$897,230
Less: average goodwill and other intangibles	283,573	281,758
Average tangible common equity	$660,103	$615,472

Note: Year-to-date EPS may not equal sum of quarters due to share count differences.

NBT Bancorp Inc. and Subsidiaries
SELECTED FINANCIAL DATA
(unaudited, dollars in thousands except per share data)

	2017				2016
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Balance Sheet Data:
Securities Available for Sale	$1,255,925	$1,357,614	$1,365,521	$1,367,574	$1,338,290
Securities Held to Maturity	484,073	494,309	515,628	515,793	527,948
Net Loans	6,515,273	6,398,584	6,301,311	6,206,603	6,132,857
Total Assets	9,136,812	9,155,396	9,076,418	8,945,485	8,867,268
Total Deposits	7,170,636	7,231,236	7,015,284	7,185,051	6,973,688
Total Borrowings	909,188	872,060	1,021,339	745,462	886,986
Total Liabilities	8,178,635	8,200,158	8,136,057	8,018,646	7,953,952
Stockholders' Equity	958,177	955,238	940,361	926,839	913,316

Asset Quality:
Nonaccrual Loans	$25,708	$23,453	$29,134	$32,674	$35,712
90 Days Past Due and Still Accruing	5,410	3,388	2,849	2,392	4,810
Total Nonperforming Loans	31,118	26,841	31,983	35,066	40,522
Other Real Estate Owned	4,529	4,230	4,747	6,940	5,581
Total Nonperforming Assets	35,647	31,071	36,730	42,006	46,103
Allowance for Loan Losses	69,500	68,350	66,600	65,700	65,200

Asset Quality Ratios (Total):
Allowance for Loan Losses to Total Loans	1.06%	1.06%	1.05%	1.05%	1.05%
Total Nonperforming Loans to Total Loans	0.47%	0.42%	0.50%	0.56%	0.65%
Total Nonperforming Assets to Total Assets	0.39%	0.34%	0.40%	0.47%	0.52%
Allowance for Loan Losses to Total Nonperforming Loans	223.34%	254.65%	208.24%	187.36%	160.90%
Past Due Loans to Total Loans	0.63%	0.63%	0.59%	0.54%	0.64%
Net Charge-Offs to Average Loans (1)	0.43%	0.38%	0.42%	0.45%	0.56%

Asset Quality Ratios (Originated) (2):
Allowance for Loan Losses to Loans	1.12%	1.13%	1.13%	1.13%	1.13%
Nonperforming Loans to Loans	0.46%	0.39%	0.48%	0.53%	0.61%
Allowance for Loan Losses to Nonperforming Loans	243.85%	289.67%	235.08%	213.71%	186.82%
Past Due Loans to Loans	0.65%	0.65%	0.61%	0.55%	0.66%

Capital:
Equity to Assets	10.49%	10.43%	10.36%	10.36%	10.30%
Book Value Per Share	$22.01	$21.94	$21.61	$21.34	$21.11
Tangible Book Value Per Share (3)	$15.54	$15.42	$15.06	$14.88	$14.61
Tier 1 Leverage Ratio	9.14%	9.12%	9.08%	9.08%	9.11%
Common Equity Tier 1 Capital Ratio	10.06%	10.08%	9.96%	10.02%	9.98%
Tier 1 Capital Ratio	11.42%	11.46%	11.36%	11.43%	11.42%
Total Risk-Based Capital Ratio	12.42%	12.45%	12.32%	12.40%	12.39%
Common Stock Price (End of Period)	$36.80	$36.72	$36.95	$37.07	$41.88

(1)	Annualized.
(2)	Non-GAAP measure - Excludes acquired loans.
(3)	Non-GAAP measure - Stockholders' equity less goodwill and intangible assets divided by common shares outstanding.

NBT Bancorp Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(unaudited, dollars in thousands)

Assets:	December 31, 2017	December 31, 2016
Cash and due from banks	$156,852	$147,789
Short-term interest bearing accounts	2,812	1,392
Securities available for sale, at fair value	1,255,925	1,338,290
Securities held to maturity (fair value $481,871 and $525,050, respectively)	484,073	527,948
Trading securities	11,467	9,259
Federal Reserve and Federal Home Loan Bank stock	46,706	47,033
Loans	6,584,773	6,198,057
Less allowance for loan losses	69,500	65,200
Net loans	6,515,273	6,132,857
Premises and equipment, net	81,305	84,187
Goodwill	268,043	265,439
Intangible assets, net	13,420	15,815
Bank owned life insurance	172,388	168,012
Other assets	128,548	129,247
Total assets	$9,136,812	$8,867,268

Liabilities and stockholders' equity:
Deposits:
Demand (noninterest bearing)	$2,286,892	$2,195,845
Savings, NOW, and money market	4,076,978	3,905,432
Time	806,766	872,411
Total deposits	7,170,636	6,973,688
Short-term borrowings	719,123	681,703
Long-term debt	88,869	104,087
Junior subordinated debt	101,196	101,196
Other liabilities	98,811	93,278
Total liabilities	8,178,635	7,953,952

Total stockholders' equity	958,177	913,316

Total liabilities and stockholders' equity	$9,136,812	$8,867,268

NBT Bancorp Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(unaudited, dollars in thousands except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Interest, fee and dividend income:
Interest and fees on loans	$69,697	$63,901	$267,096	$250,994
Securities available for sale	7,059	6,057	28,564	24,033
Securities held to maturity	2,671	2,524	10,934	9,852
Other	803	627	2,813	2,068
Total interest, fee and dividend income	80,230	73,109	309,407	286,947
Interest expense:
Deposits	3,817	3,557	14,475	14,366
Short-term borrowings	1,621	641	5,996	2,309
Long-term debt	505	779	2,299	3,204
Junior subordinated debt	836	707	3,144	2,627
Total interest expense	6,779	5,684	25,914	22,506
Net interest income	73,451	67,425	283,493	264,441
Provision for loan losses	8,153	8,165	30,988	25,431
Net interest income after provision for loan losses	65,298	59,260	252,505	239,010
Noninterest income:
Insurance and other financial services revenue	5,605	5,711	23,532	24,396
Service charges on deposit accounts	4,351	4,270	16,750	16,729
ATM and debit card fees	5,347	4,868	21,372	19,448
Retirement plan administration fees	5,332	4,126	20,213	16,063
Trust	4,966	4,717	19,586	18,565
Bank owned life insurance income	1,262	1,297	5,175	5,195
Net securities gains (losses)	1,869	(674)	1,867	(644)
Other	2,740	3,773	12,809	15,961
Total noninterest income	31,472	28,088	121,304	115,713
Noninterest expense:
Salaries and employee benefits	33,409	32,008	133,610	131,284
Occupancy	5,280	5,160	21,808	20,940
Data processing and communications	4,242	4,141	17,068	16,495
Professional fees and outside services	3,751	3,712	13,499	13,617
Equipment	4,001	3,632	15,225	14,295
Office supplies and postage	1,604	1,507	6,284	6,168
FDIC expense	1,196	1,273	4,767	5,111
Advertising	1,033	823	2,744	2,556
Amortization of intangible assets	961	952	3,960	3,928
Loan collection and other real estate owned	1,136	923	4,763	3,458
Other	6,831	3,508	21,920	18,070
Total noninterest expense	63,444	57,639	245,648	235,922
Income before income taxes	33,326	29,709	128,161	118,801
Income tax expense	15,689	10,101	46,010	40,392
Net income	$17,637	$19,608	$82,151	$78,409
Earnings Per Share:
Basic	$0.40	$0.45	$1.89	$1.81
Diluted	$0.40	$0.45	$1.87	$1.80

NBT Bancorp Inc. and Subsidiaries
QUARTERLY CONSOLIDATED STATEMENTS OF INCOME
(unaudited, dollars in thousands except per share data)

	2017				2016
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Interest, fee and dividend income:
Interest and fees on loans	$69,697	$68,086	$65,286	$64,027	$63,901
Securities available for sale	7,059	7,278	7,218	7,009	6,057
Securities held to maturity	2,671	2,746	2,736	2,781	2,524
Other	803	737	654	619	627
Total interest, fee and dividend income	80,230	78,847	75,894	74,436	73,109
Interest expense:
Deposits	3,817	3,648	3,536	3,474	3,557
Short-term borrowings	1,621	1,870	1,366	1,139	641
Long-term debt	505	589	599	606	779
Junior subordinated debt	836	810	772	726	707
Total interest expense	6,779	6,917	6,273	5,945	5,684
Net interest income	73,451	71,930	69,621	68,491	67,425
Provision for loan losses	8,153	7,889	7,567	7,379	8,165
Net interest income after provision for loan losses	65,298	64,041	62,054	61,112	59,260
Noninterest income:
Insurance and other financial services revenue	5,605	5,536	5,621	6,770	5,711
Service charges on deposit accounts	4,351	4,261	4,161	3,977	4,270
ATM and debit card fees	5,347	5,557	5,518	4,950	4,868
Retirement plan administration fees	5,332	5,272	5,437	4,172	4,126
Trust	4,966	4,927	5,161	4,532	4,717
Bank owned life insurance income	1,262	1,284	1,218	1,411	1,297
Net securities gains (losses)	1,869	(4)	2	-	(674)
Other	2,740	3,945	3,186	2,938	3,773
Total noninterest income	31,472	30,778	30,304	28,750	28,088
Noninterest expense:
Salaries and employee benefits	33,409	33,309	33,081	33,811	32,008
Occupancy	5,280	5,174	5,184	6,170	5,160
Data processing and communications	4,242	4,399	4,229	4,198	4,141
Professional fees and outside services	3,751	3,107	3,609	3,032	3,712
Equipment	4,001	3,733	3,793	3,698	3,632
Office supplies and postage	1,604	1,432	1,640	1,608	1,507
FDIC expense	1,196	1,257	1,136	1,178	1,273
Advertising	1,033	665	656	390	823
Amortization of intangible assets	961	993	1,039	967	952
Loan collection and other real estate owned	1,136	1,684	664	1,279	923
Other	6,831	4,848	5,290	4,951	3,508
Total noninterest expense	63,444	60,601	60,321	61,282	57,639
Income before income taxes	33,326	34,218	32,037	28,580	29,709
Income tax expense	15,689	11,342	10,678	8,301	10,101
Net income	$17,637	$22,876	$21,359	$20,279	$19,608
Earnings Per Share:
Basic	$0.40	$0.52	$0.49	$0.47	$0.45
Diluted	$0.40	$0.52	$0.49	$0.46	$0.45

Note:  Year-to-date EPS may not equal sum of quarters due to share count differences.

NBT Bancorp Inc. and Subsidiaries
AVERAGE QUARTERLY BALANCE SHEETS
(unaudited, dollars in thousands)

	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates
Three Months ended,	Q4 - 2017		Q3 - 2017		Q2 - 2017		Q1 - 2017		Q4 - 2016
Assets:
Short-term interest bearing accounts	$5,804	2.39%	$9,000	2.42%	$9,497	1.82%	$14,342	1.33%	$14,190	0.64%
Securities available for sale (1)(2)	1,313,870	2.16%	1,374,739	2.13%	1,363,314	2.15%	1,352,219	2.14%	1,277,931	1.92%
Securities held to maturity (1)	490,182	2.68%	506,324	2.66%	513,888	2.63%	520,283	2.66%	492,415	2.54%
Investment in FRB and FHLB Banks	44,320	6.87%	49,902	5.42%	46,132	5.31%	46,326	5.01%	39,448	6.09%
Loans (3)	6,528,449	4.25%	6,400,287	4.23%	6,294,056	4.17%	6,211,058	4.19%	6,155,985	4.14%
Total interest earning assets	$8,382,625	3.84%	$8,340,252	3.80%	$8,226,887	3.75%	$8,144,228	3.75%	$7,979,969	3.69%
Other assets	747,468		759,636		753,383		748,476		760,563
Total assets	$9,130,093		$9,099,888		$8,980,270		$8,892,704		$8,740,532

Liabilities and stockholders' equity:
Money market deposit accounts	$1,725,242	0.25%	$1,652,730	0.23%	$1,723,594	0.21%	$1,688,060	0.21%	$1,674,119	0.21%
NOW deposit accounts	1,200,651	0.12%	1,130,940	0.10%	1,138,237	0.08%	1,143,231	0.06%	1,130,578	0.05%
Savings deposits	1,215,932	0.06%	1,232,823	0.06%	1,232,301	0.06%	1,176,224	0.05%	1,145,352	0.06%
Time deposits	792,969	1.10%	805,435	1.09%	824,398	1.08%	847,410	1.07%	890,506	1.06%
Total interest bearing deposits	$4,934,794	0.31%	$4,821,928	0.30%	$4,918,530	0.29%	$4,854,925	0.29%	$4,840,555	0.29%
Short-term borrowings	684,447	0.94%	773,074	0.96%	643,971	0.85%	657,442	0.70%	523,708	0.49%
Long-term debt	81,010	2.47%	88,935	2.63%	99,865	2.41%	104,048	2.36%	109,656	2.83%
Junior subordinated debt	101,196	3.28%	101,196	3.18%	101,196	3.06%	101,196	2.91%	101,196	2.78%
Total interest bearing liabilities	$5,801,447	0.46%	$5,785,133	0.47%	$5,763,562	0.44%	$5,717,611	0.42%	$5,575,115	0.41%
Demand deposits	2,266,672		2,260,973		2,181,952		2,159,893		2,136,310
Other liabilities	99,314		103,225		93,859		95,153		115,258
Stockholders' equity	962,660		950,557		940,897		920,047		913,849
Total liabilities and stockholders' equity	$9,130,093		$9,099,888		$8,980,270		$8,892,704		$8,740,532

Interest rate spread		3.38%		3.33%		3.31%		3.33%		3.29%
Net interest margin		3.52%		3.47%		3.44%		3.46%		3.41%

(1)	Securities are shown at average amortized cost.
(2)	Excluding unrealized gains or losses.
(3)	For purposes of these computations, nonaccrual loans are included in the average loan balances outstanding.

Note:  Interest income for tax-exempt securities and loans has been adjusted to a FTE basis using the statutory Federal income tax rate of 35%.

NBT Bancorp Inc. and Subsidiaries
AVERAGE YEAR-TO-DATE BALANCE SHEETS
(unaudited, dollars in thousands)

	Average Balance	Interest	Yield/ Rates	Average Balance	Interest	Yield/ Rates
Twelve Months ended December 31,	2017			2016
Assets:
Short-term interest bearing accounts	$9,636	$179	1.86%	$16,301	$95	0.58%
Securities available for sale (1)(2)	1,350,995	28,969	2.14%	1,237,930	24,450	1.98%
Securities held to maturity (1)	507,583	13,490	2.66%	487,837	12,255	2.51%
Investment in FRB and FHLB Banks	46,673	2,634	5.64%	38,867	1,973	5.08%
Loans (3)	6,359,447	267,934	4.21%	6,035,513	251,723	4.17%
Total interest earning assets	$8,274,334	$313,206	3.79%	7,816,448	$290,496	3.72%
Other assets	752,258			740,506
Total assets	$9,026,592			$8,556,954

Liabilities and stockholders' equity:
Money market deposit accounts	$1,697,386	$3,864	0.23%	$1,668,555	$3,599	0.22%
NOW deposit accounts	1,153,361	1,051	0.09%	1,077,581	546	0.05%
Savings deposits	1,214,480	683	0.06%	1,135,182	652	0.06%
Time deposits	817,370	8,877	1.09%	905,126	9,569	1.06%
Total interest bearing deposits	$4,882,597	$14,475	0.30%	$4,786,444	$14,366	0.30%
Short-term borrowings	690,036	5,996	0.87%	497,654	2,309	0.46%
Long-term debt	93,389	2,299	2.46%	118,860	3,204	2.70%
Junior subordinated debt	101,196	3,144	3.11%	101,196	2,627	2.60%
Total interest bearing liabilities	$5,767,218	$25,914	0.45%	$5,504,154	$22,506	0.41%
Demand deposits	2,217,785			2,045,465
Other liabilities	97,913			110,105
Stockholders' equity	943,676			897,230
Total liabilities and stockholders' equity	$9,026,592			$8,556,954
Net interest income (FTE)		287,292			267,990
Interest rate spread			3.34%			3.31%
Net interest margin			3.47%			3.43%
Taxable equivalent adjustment		3,799			3,549
Net interest income		$283,493			$264,441

(1)	Securities are shown at average amortized cost.
(2)	Excluding unrealized gains or losses.
(3)	For purposes of these computations, nonaccrual loans are included in the average loan balances outstanding.

Note:  Interest income for tax-exempt securities and loans has been adjusted to a FTE basis using the statutory Federal income tax rate of 35%.

NBT Bancorp Inc. and Subsidiaries
CONSOLIDATED LOAN BALANCES
(unaudited, dollars in thousands)

	2017				2016
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Residential real estate mortgages	$1,321,695	$1,302,577	$1,275,807	$1,275,774	$1,262,614
Commercial	1,317,174	1,307,560	1,342,334	1,284,464	1,242,701
Commercial real estate	1,711,095	1,654,727	1,563,980	1,540,472	1,543,301
Consumer	1,740,038	1,700,340	1,684,936	1,669,369	1,641,657
Home equity	494,771	501,730	500,854	502,224	507,784
Total loans	$6,584,773	$6,466,934	$6,367,911	$6,272,303	$6,198,057